Exhibit 3.147

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT CHICKASAW I LP

The undersigned on the 20th day of December, 2001, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DCT Chickasaw I LP.

II. The address of the limited partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the limited partnership’s registered agent for service is Corporation Service Company.

III. The name and mailing address of the general partner of the limited partnership is as follows:

DCT Chickasaw GP I LLC 518 17th Street Suite 1700 Denver, CO 80202

IV. The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of DCT Chickasaw I LP on this 28th day of May, 2003.

DCT CHICKASAW GP I LLC

By:	/s/ Howard L. Rosenberg
Name:	Howard L. Rosenberg
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT CHICKASAW I LP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “Partnership”) is DCT Chickasaw I LP.

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership of the Partnership is amended as follows:

Article 1 of the Certificate of Limited Partnership of the Partnership is deleted in its entirety and is amended to read as follows:

“1. The name of the limited partnership is DCT Chickasaw A LP.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Partnership on the 3rd day of July, 2003.

DCT Chickasaw GP A LLC
Its: General Partner

/s/ Howard L. Rosenberg
Name: Howard L. Rosenberg
Title: Authorized Person